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                                                                  EXHIBIT 99.218

                     CALIFORNIA INDEPENDENT SYSTEM OPERATOR:
                   SCHEDULING AND BALANCE OF BUSINESS SYSTEMS

UTILITY INDUSTRY RESTRUCTURING

Electric power utilities are undergoing significant restructuring in many countries. The trend started in the 1980's in the UK and some Latin American countries, and has gained momentum in the 1990's. The motivations and driving forces for restructuring of the electric power sector in different countries are not the same. In some countries, such as the UK and the Latin American countries, privatization of the electric energy sector has been the key driver and the restructuring has provided much funds from the private sector to government coffers. In the U.S., where the energy sector is for the most part owned by the private sector, the key drivers have been customer choice, increased competition and reduced regulation. Large energy customers along with energy brokers have been placing immense pressure on federal and state governments for full competition in wholesale and retail energy sectors. The Federal Energy Regulatory Commission (FERC) and state regulators have taken a series of initiatives in the direction competitive energy markets as a result of these pressures.

Keeping with tradition, California is the first in the nation with a massive industry restructuring plan which includes full retail competition. Other states are expected to imminently follow suite. This would entail the development of new information systems not only for those entities that plan and operate these new energy markets, such as the Independent System Operator in California, but also all other energy market participants such as energy brokers and retailers and large energy customers.

RESTRUCTURING OF ENERGY MARKETS IN CALIFORNIA

In 1995, the California Public Utilities Commission (CPUC) ordered the restructuring of the electric utility industry in California to allow for full competition in the retail and wholesale electricity markets starting in January 1998. Under the plan, two completely independent and not-for-profit organizations called the Power Exchange (PX) and the Independent System Operator
(ISO) would be created to facilitate the operation of the competitive energy market in California. The PX will conduct competitive energy auction and develop energy schedules based on the result of its auction. The ISO will coordinate the energy schedules from the PX with those of other market participants (Scheduling Coordinators or SCs), will operate the power system and will settle and bill for deviations from schedules and for transmission related services. ISO will have no financial interest in any other energy market participant. Other major market participants in the California energy market will be the Utility Distribution Companies (UDCs), and the Transmission Owners (TOs).

Starting in 1995, California's investor owned utilities (IOUs) in collaboration with all other energy market stakeholders, including the regulators and customer advocates, formed a number of advisory groups under a common banner called the Western Power Exchange (WEPEX). WEPEX advisory groups were to refine the California utility industry restructuring plan and to develop and design governance, administrative, business and technical protocols and systems for the PX and ISO. The restructuring plan was by and large completed by Fall of 1996 and was, with minor modifications, codified by the California legislature under an Assembly Bill (AB 1890). As part of the restructuring plan a $250M trust was established to fund the development of all facilities and systems required for the California new energy market including the development of the PX and ISO. A trustee (David Freeman) was selected to oversee the development of these facilities and systems. A trust advisory committee (TAC), formed by representatives from all stakeholders in the California energy market, would advise the trustee.

The California new energy market is unique in many of its aspects and its design is still being refined.

DEVELOPMENT OF THE INDEPENDENT SYSTEM OPERATOR

For development purposes, the ISO has been divided into several systems and the development of each system has been awarded to a contractor through a competitive bid. These systems and the entities developing them are:
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      -     A Power Management System (PMS) to monitor and control generation and transmission facilities within ISO controlled grid and interties with neighboring utilities - ABB is developing this system.

      - A Scheduling System to coordinate energy schedules from the PX and SCs - the ISO Alliance is developing this system.

      - A Balance of Business Systems (BBS) to settling accounts related to ISO and to bill various market participants - the ISO Alliance is developing this system.

      - Metering Data Acquisition System (MDAS) to collect load and generation data for revenue metering purposes - UTS is developing this system.

      - A Data Communication System (WEnet) for voice and data to communicate with market participants, to control and monitor the power grid, and to collect metering data - MCI is developing this system.

      - "Information System" to manage databases, help desk, data transfers between systems - ISSC is planning for and will be "managing" this system.

A program manger (Duke Engineering and Services - D&ES) has been selected through a competitive bidding process to manage the development of all the ISO systems. DE&S would also prepare the ISO sites to house these systems as well as the ISO personnel. The primary ISO site will be in Folsom (near Sacramento) with the backup site in Alhambra (near Los Angeles).

ISO ALLIANCE

Perot Systems Energy Group has teamed with ABB Power T&D Company Inc. (ABB) to develop the ISO Scheduling and Balance of Business systems. Ernst and Young, LLP (E&Y), as a subcontractor to ABB, is also working with the Alliance.

ISO SCHEDULING SYSTEM

The ISO Scheduling System will asses whether the forward market schedules collected from the various energy market participants (PX and SCs) can be accommodated by the transmission grid, will make adjustments to the requested schedules as necessary, and will consolidate these schedules into a final schedule that is feasible for the reliable operation of the ISO transmission system. The ISO Scheduling System will also ensure all necessary ancillary services (services required for the reliable operation of the ISO transmission system) are competitively procured. Finally, the ISO Scheduling System is used to operate a competitive "real-time" energy market to ensure that generation and demand match in real-time.

The ISO Scheduling System has been divided into two subsystems: The Scheduling Infrastructure Subsystem (SI) and Scheduling Applications Subsystem (SA). SA will consist of a series of computer applications that would provide the ISO scheduling functionality described above. SI will provide the interface between the ISO and the market participants. SI also encompasses the basic hardware and software systems needed to run the Scheduling Applications.

ISO BALANCE OF BUSINESS SYSTEM

The ISO Balance of Business System consists of three "independent" subsystems:
1) a Settlement Subsystem to settle with market participants for real-time energy deviation charges, ancillary services charges, transmission related (e.g., congestion) charges and administrative fees and to produce and send out settlement statements to market participants; 2) a Billing and Credit Subsystem to process credit and debit invoices, prepare and execute payments to market participants and manage accounts receivables; and 3) an Administrative Subsystem to support various corporate business functions such as the general ledger, budget; cost accounting, etc.

PROJECT MANAGEMENT

The project to develop the ISO Scheduling and Balance of Business System started in March 1997 and is slated for completion by December 31, 1997. Currently ABB is developing all the elements of the ISO Scheduling System. E&Y is developing the Balance of Business System. The development phase of the project will be completed by late summer at which time integration and testing of the system will

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commence. PSC, in addition to project management responsibilities which includes client(s) interaction and technical consulting to ABB and E&Y, will integrate, test and document all the components of the ISO Scheduling and Balance of Business systems. PSC will also train the client(s) on the use of the these systems.

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